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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Mohawk Industries, Inc.:

   We consent to incorporation by reference in the registration statements
(No. 33-52070, No. 33-52544, No. 33-67282, No. 33-87998, No. 333-23577 and
No. 333-74806) on Form S-8, of Mohawk Industries, Inc. and subsidiaries of our report dated February 1, 2002 except for the fourth paragraph of note 2 to the consolidated financial statements as to which the date is March 20, 2002, relating to the consolidated balance sheets of Mohawk Industries, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, and all related schedules, which report appears in the December 31, 2001 annual report on Form 10-K of Mohawk Industries, Inc.


                                                /s/ KPMG LLP
                                                -------------------
                                                KPMG LLP


Atlanta, Georgia
March 20, 2002